UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2024

Mister Car Wash, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40542	47-1393909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 E. 5th Street
Tucson, Arizona		85705
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (520) 615-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	MCW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 26, 2024, Mister Car Wash Holdings, Inc. (the "Borrower" or the "Company") entered into Amendment No. 6 (the "Amendment") to its existing Amended and Restated First Lien Credit Agreement, dated as of May 14, 2019, with Hotshine Intermediate co, Inc. ("Holdings"), Bank of America, N.A., as administrative agent and collateral agent, and other lenders party thereto (as amended prior to the Amendment, the "Existing Credit Agreement" and, as amended by the Amendment, the "Credit Agreement") to reprice its existing Term Loan B due 2031. Defined terms used herein and not defined have the meaning set forth in the Credit Agreement.

The Amendment reduced the margins applicable to 2024-2 Refinancing Term Loans (as defined below) and Revolving Loans and reset the soft call protection of 1% for voluntary prepayments of 2024-2 Refinancing Term Loans to last for six months after the effective date of the Amendment.

2024-2 Refinancing Term Loans

Pursuant to the Amendment, the Borrower repriced its term loans in an aggregate principal amount of $923 million ("2024-2 Repriced Term Loans"). The 2024-2 Repriced Term Loans margin was reduced to 2.75% (from 3.00%), with unchanged step-downs based on the First Lien Net Leverage Ratio. For SOFR Loans, the margin starts at 2.75% and can decrease to 2.50% and 2.25% based on the First Lien Net Leverage Ratio (previously 2.75% and 2.50%). For Base Rate Loans, the margin was reduced to 1.75% (from 2.00%) and can decrease to 1.50% and 1.25%, depending on the First Lien Net Leverage Ratio (previously 1.75% and 1.50%).

2024 Revolving Commitments

Pursuant to the Amendment, the Revolving Loans margin was reduced to 2.75% (from 3.00%), with unchanged step-downs based on the First Lien Net Leverage Ratio. For SOFR Loans, the margin starts at 2.75% and can decrease to 2.50%, 2.25% and 2.00% based on the First Lien Net Leverage Ratio (previously 2.75%, 2.50% and 2.25%). For Base Rate Loans, the margin was reduced to 1.75% (from 2.00%) and can decrease to 1.50%, 1.25% and 1.00%, depending on the First Lien Net Leverage Ratio (previously 1.75%, 1.50% and 1.25%).

Other than as described above, the terms of the 2024-2 Repriced Term Loans and Revolving Loans and the obligations of the parties under the Existing Credit Agreement remain unchanged.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Amendment No. 6 to the First Lien Term Loan Agreement, dated November 26, 2024, by and among Mister Car Wash Holdings, Inc. and the parties thereto named therein.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline Instance XBRL document

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Borrower will supplementally furnish copies of omitted schedules and exhibits to the Securities and Exchange Commission or its staff upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mister Car Wash, Inc.

Date:	December 3, 2024	By:	/s/ Markus Hartmann
Markus Hartmann General Counsel